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                                                                    Exhibit 23.3

We consent to the reference to our firm and the description of our valuation analysis in the section entitled "THE CONVERSION PROPOSAL-Valuation of Kaiser and Class A Units" and elsewhere in Amendment No. 2 to the Proxy Statement of Kaiser Ventures Inc. that is made part of the Registration Statement (Form S-4 No. 333-65194) and related Prospectus of Kaiser Ventures LLC for the registration of Class A Units.

/s/ Duff & Phelps, LLC
Duff & Phelps, LLC
Los Angeles, California
September 10, 2001